Exhibit 10.3

EQUITY COMMONWEALTH

RESTRICTED SHARE AGREEMENT FOR EMPLOYEES (SPECIAL AWARDS)

This Restricted Share Agreement (this “Agreement”) is made effective as of «DATE», between «NAME» (the “Recipient”) and Equity Commonwealth (the “Company”).

In consideration of the mutual promises and covenants contained in this Agreement, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                                      Grant of Shares.  Subject to the terms and conditions hereinafter set forth and the terms and conditions of the Equity Commonwealth 2012 Equity Compensation Plan, as it may be amended from time to time (the “Plan”), the Company hereby grants to the Recipient, effective as of the date of this Agreement (the “Grant Date”), «NUMBER OF SHARES» of its common shares of beneficial interest, par value $.01 per share.  The shares so granted are hereinafter referred to as the “Shares,” which term shall also include any shares of the Company issued to the Recipient by virtue of his or her ownership of the Shares, by share dividend, share split, recapitalization or otherwise.

2.                                      Vesting; Forfeiture.

(a)                                 Subject to Sections 2(b) and 3(b) hereof, the Shares shall vest as follows: (i) 25% of the Shares shall vest on the second anniversary of the Grant Date, (ii) 25% of the Shares shall vest on the third anniversary of the Grant Date, and (iv) 50% of the Shares shall vest on the fourth anniversary of the Grant Date.  Any Shares not vested as of any date are herein referred to as “Unvested Shares.”

(b)                                 Subject to Section 3(a) hereof, in the event the Recipient’s employment with the Company and its Affiliates (as such term is defined in Exhibit A hereto) is terminated, all Unvested Shares shall be forfeited by the Recipient as of the date of the Recipient’s termination of employment.

3.                                      Termination of Employment; Change in Control.

(a)                                 If the Recipient’s employment is terminated (i) by the Company or an Affiliate of the Company without “Cause,” (ii) by the Recipient for “Good Reason,” (iii) due to the Recipient’s “Retirement,” or (iv) due to the Recipient’s death or “Disability” (as such terms are defined in Exhibit A hereto) (such termination, a “Qualified Termination”), then the Shares shall become vested as of the date of the termination of the Recipient’s employment on a pro rata basis, determined based on (x) the number of days that have elapsed from the Grant Date through the date the Recipient ceases to be an employee of the Company or an Affiliate of the Company, compared to (y) the total number of days during the period commencing on the Grant Date and ending on the fourth anniversary of the Grant Date.  Notwithstanding the foregoing, if the Recipient’s Qualified Termination occurs within twelve (12) months after a “Change in Control” (as such term is defined in Exhibit A hereto) in which the Shares are assumed by the acquirer or surviving entity in the Change in Control transaction, then the Shares shall become fully vested as of the date of the termination of the Recipient’s employment.

(b)                                 If a Change in Control occurs prior to the fourth anniversary of the Grant Date and while the Recipient is an employee of the Company or an Affiliate of the Company, and the Shares are not assumed by the acquirer or surviving entity in the Change in Control transaction, then the Recipient’s Unvested Shares shall become fully vested as of the date of the Change in Control.

4.                                      Transferability of Shares.  Prior to the Shares becoming vested as set forth in Section 2 hereof, the Shares may not be transferred, pledged, assigned, or otherwise disposed of, except (i) by will or the laws of descent and distribution or (ii) for no consideration, subject to such rules and conditions as may be established by the Committee, to a member or members of the Recipient’s Immediate Family or to an entity in which more than 50% of the voting interests are owned by the Recipient or a member or members of the Recipient’s Immediate Family.  Notwithstanding any transfer made by the Recipient pursuant to this Section 4, the Recipient (or the Recipient’s beneficiary or estate, as applicable) shall be responsible for all income and other taxes associated with the Shares.  For purposes of this Agreement, the Recipient’s “Immediate Family” means the Recipient’s children, stepchildren, grandchildren, parents, stepparents, grandparents, spouse, former spouse, siblings, nieces, nephews, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships or any person sharing the Recipient’s household (other than a tenant or employee).

5.                                      Legends.  Share certificates, if any, evidencing the Shares shall prominently bear legends in substantially the following terms:

“THE SHARES EVIDENCED BY THIS CERTIFICATE WERE ISSUED PURSUANT TO AN EQUITY COMPENSATION PLAN MAINTAINED BY THE TRUST.  THESE SHARES MAY BE SUBJECT TO TRANSFER AND/OR VESTING RESTRICTIONS, AND UNVESTED SHARES ARE SUBJECT TO FORFEITURE CONDITIONS CONTAINED IN THE PLAN, THE RELATED GRANT OF SHARES OR AN AGREEMENT BETWEEN THE TRUST AND THE INITIAL HOLDER OF THESE SHARES.  A COPY OF APPLICABLE RESTRICTIONS AND FORFEITURE CONDITIONS WILL BE FURNISHED TO THE HOLDER OF THIS CERTIFICATE WITHOUT CHARGE UPON REQUEST TO THE SECRETARY OF THE TRUST.”

In the event that the Shares are not evidenced by share certificates, the share books and records of the Company shall contain a notation in substantially the following terms:

“THE SHARES COVERED BY THIS STATEMENT WERE ISSUED PURSUANT TO AN EQUITY COMPENSATION PLAN MAINTAINED BY THE TRUST.  THESE SHARES MAY BE SUBJECT TO TRANSFER AND/OR VESTING RESTRICTIONS, AND UNVESTED SHARES ARE SUBJECT TO FORFEITURE CONDITIONS CONTAINED IN THE PLAN, THE RELATED GRANT OF SHARES OR AN AGREEMENT BETWEEN THE TRUST AND THE INITIAL HOLDER OF THESE SHARES. A COPY OF APPLICABLE RESTRICTIONS AND FORFEITURE CONDITIONS WILL BE FURNISHED TO THE HOLDER OF THE SHARES COVERED BY THIS STATEMENT WITHOUT CHARGE UPON REQUEST TO THE SECRETARY OF THE TRUST.”

Certificates evidencing Shares and Shares not evidenced by certificates shall also bear or contain, as applicable, legends and notations as may be required by the Plan or the Company’s declaration of trust, any applicable supplement thereto or bylaws, each as in effect from time to time, or as the Company may otherwise determine appropriate.

Promptly following the request of the Recipient with respect to any Shares (or any other common share of beneficial interest, par value $.01 per share, of the Company previously granted to the Recipient) which have become vested, the Company shall take, at its sole cost and expense, all such actions as may be required to permit the Recipient to resell such shares including, without limitation, providing to the Company’s transfer agent certificates of officers of the Company, and opinions of counsel, and taking all such other actions as may be required to remove the legends set forth above with respect to transfer and vesting restrictions from the certificates evidencing such shares and, if applicable, from the share books and records of the Company.

6.                                      Tax Withholding.  To the extent required by law, the Company shall withhold or cause to be withheld income and other taxes incurred by the Recipient by reason of a grant of Shares, and the Recipient agrees that he or she shall upon request of the Company pay to the Company an amount sufficient to satisfy its tax withholding obligations from time to time (including as Shares become vested) as the Company may request.

7.                                      Miscellaneous.

(a)                                 Amendments.  Neither this Agreement nor any provision hereof may be changed or modified except by an agreement in writing executed by the Recipient and the Company; provided, however, that any change or modification that does not adversely affect the rights hereunder of the Recipient, as they may exist immediately prior to the effective date of such change or modification, may be adopted by the Company without an agreement in writing executed by the Recipient, and the Company shall give the Recipient written notice of such change or modification reasonably promptly following the adoption of such change or modification.

(b)                                 Binding Effect of the Agreement.  This Agreement shall inure to the benefit of, and be binding upon, the Company, the Recipient and their respective estates, heirs, executors, transferees, successors, assigns and legal representatives.

(c)                                  Provisions Separable.  In the event that any of the terms of this Agreement shall be or become or is declared to be illegal or unenforceable by any court or other authority of competent jurisdiction, such terms shall be null and void and shall be deemed deleted from this Agreement, and all the remaining terms of this Agreement shall remain in full force and effect.

(d)                                 Notices.  Any notice in connection with this Agreement shall be deemed to have been properly delivered if it is in writing and is delivered by hand or by facsimile or sent by registered certified mail, postage prepaid, to the party addressed as follows, unless another address has been substituted by notice so given:

To the Recipient:	To the Recipient’s address as set forth on the signature page hereof.

To the Company:	Equity Commonwealth
Two North Riverside Plaza, Suite 600
Chicago, IL 60606
Attn: Secretary

(e)                                  Construction.  The headings and subheadings of this Agreement have been inserted for convenience only, and shall not affect the construction of the provisions hereof.  All references to sections of this Agreement shall be deemed to refer as well to all subsections which form a part of such section.

(f)                                   No Right to Continued Employment.  This Agreement shall not be construed as an agreement by the Company or any Affiliate of the Company to employ or otherwise retain in any position the Recipient, nor is the Company or any Affiliate of the Company obligated to continue employing or otherwise retaining in any position the Recipient by reason of this Agreement or the grant of Shares to the Recipient hereunder.

(g)                                  Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

(h)                                 Applicable Law.  This Agreement shall be construed and enforced in accordance with the laws of the State of Maryland.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement, or caused this Agreement to be executed under seal, as of the date first above written.

EQUITY COMMONWEALTH

By: Orrin S. Shifrin
Title: Executive Vice President, General Counsel and Secretary

RECIPIENT:

Signature:
Printed Name:
Address:

Exhibit A

“Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Exchange Act.

“Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

“Cause” shall mean, as determined by the Committee and unless otherwise provided in an applicable agreement between the Recipient and the Company or an Affiliate of the Company, (i) the conviction of, or plea of guilty or no contest to, a felony or a crime involving moral turpitude or the commission of any other act involving willful malfeasance or material fiduciary breach with respect to the Company or an Affiliate of the Company; (ii) gross negligence or willful misconduct in connection with the performance of duties; (iii) a material breach of any term of any employment, consulting or other services, confidentiality, intellectual property or non-competition agreements, if any, between the Recipient and the Company or an Affiliate of the Company; or (iv) a material violation of state or federal securities laws.  Any determination by the Committee whether an event constituting Cause shall have occurred shall be final, binding and conclusive.

A “Change in Control” shall be deemed to have occurred if any of the events set forth in any one of the following paragraphs shall have occurred:

(a)                                 any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 50% or more of either the then outstanding common shares of the Company or the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in paragraph (c)(i) below;

(b)                                 the following individuals cease for any reason to constitute a majority of the number of Trustees then serving: individuals who, on the date of the Agreement, constitute the Board and any new Trustee whose appointment, election, or nomination to the Board was approved or recommended by a vote of at least two-thirds (2/3) of the Trustees then in office who either were Trustees on the date of the Agreement or whose appointment, election or nomination for election was previously so approved or recommended;

(c)                                  there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other entity, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 50% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates) representing 50% or more of the combined voting power of the Company’s then outstanding securities; or

(d)                                 the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the

Company of all or substantially all of the Company’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by shareholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

“Disability” shall mean the inability of the Recipient to perform each of the essential duties of the Recipient’s position by reason of a medically determinable physical or mental impairment which is potentially permanent in character or which can be expected to last for a continuous period of not less than twelve (12) months.  The determination of whether the Recipient has a Disability shall be determined under procedures established by the Committee.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Good Reason” shall mean, unless otherwise provided in an applicable agreement between the Recipient and the Company or an Affiliate of the Company, the occurrence of one or more of the following without the Recipient’s express written consent, which circumstances are not remedied by the Company within thirty (30) days of its receipt of a written notice from the Recipient describing the applicable circumstances (which notice must be provided by the Recipient within ninety (90) days of the Recipient’s knowledge of the applicable circumstances): (i) any material, adverse change in the Recipient’s duties, responsibilities, authority, title, status or reporting structure; (ii) a material reduction in the Recipient’s base salary or bonus opportunity; or (iii) a geographical relocation of the Recipient’s principal office location by more than fifty (50) miles.

“Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities and (iv) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of shares of the Company.

“Retirement” shall mean retirement from active employment with the Company or an Affiliate of the Company pursuant to its relevant policy on retirement as determined by the Committee, or, if no such policy is in place, retirement from active employment with the Company or an Affiliate of the Company on or after age 65.